Exhibit 99.1

Report of Independent Auditors

To the Board of Directors of

NTS Realty Holdings Limited Partnership:

We have audited the accompanying Statement of Revenue in Excess of Certain Expenses (the “Statement”) of Colonial Grand at Shelby Farms (“Shelby Farms”), Cordova, Tennessee for the year ended December 31, 2007.  This Statement is the responsibility of Shelby Farms’ management.  Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A dated August 29, 2008 of NTS Realty Holdings Limited Partnership) as described in Note 2, and is not intended to be a complete presentation of Shelby Farms’ revenue and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue in excess of certain expenses described in Note 2 of Shelby Farms for the year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
August 29, 2008

Colonial Grand at Shelby Farms

Statements of Revenue in Excess of Certain Expenses

(in thousands of dollars)

	Year Ended December 31, 2007	Three Months Ended March 31, 2008
		(unaudited)

Revenue:
Rent and other	$3,151	$1,065

Certain expenses:
Operating expenses	640	212
General and administrative	52	18
Real estate taxes and insurance	625	245

Revenue in excess of certain expenses	$1,834	$590

See accompanying notes to Statements of Revenue in Excess of Certain Expenses

Colonial Grand at Shelby Farms

Notes to Statements of Revenue in Excess of Certain Expenses

December 31, 2007

(1)                                 Property Acquired

On June 27, 2008, NTS Realty Holdings Limited Partnership (“NTS Realty”) acquired Colonial Grand at Shelby Farms (“Shelby Farms”), a 450-unit multifamily property located in Cordova, Tennessee, from Colonial Realty Limited Partnership, a Delaware limited partnership, and Colonial Properties Services, Inc., an Alabama Corporation, neither of which is affiliated with NTS Realty.

(2)                                 Basis of Presentation

The Statements of Revenue in Excess of Certain Expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Current Report on Form 8-K/A of NTS Realty dated August 29, 2008 and are not intended to be a complete presentation of Shelby Farms’ revenue and expenses.

The Statements of Revenue in Excess of Certain Expenses are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.  The Statements of Revenue in Excess of Certain Expenses are not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in our future operations have been excluded.  Expenses excluded consist of management fees, interest, depreciation and amortization and other expenses not directly related to future operations.

The Statement of Revenue in Excess of Certain Expenses for the three months ended March 31, 2008 and related footnote disclosures are unaudited. In the opinion of management, this financial statement reflects all adjustments necessary for a fair statement of the results of the interim period. All such adjustments are of a normal, recurring nature.

(3)                                 Summary of Significant Accounting Policies

Revenue Recognition

Multifamily units are rented under lease agreements with terms of one year or less.  Rental income is recognized on a straight-line basis over the terms of the leases.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting of revenue and certain expenses to prepare the Statement of Revenue in Excess of Certain Expenses in conformity with accounting principles generally accepted in the United States of America.  Actual results could differ from these estimates.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred while significant improvements, renovations and replacements are capitalized.

Advertising

All advertising costs are expensed as incurred and reported on the Statements of Revenue and Certain Expenses within the line item Operating Expenses. For the year ended December 31, 2007, advertising expenses were approximately $45,000. For the unaudited three months ended March 31, 2008, advertising expenses were approximately $12,000.

PRO FORMA CONSOLIDATED BALANCE SHEET

On June 27, 2008, NTS Realty Holdings Limited Partnership (“NTS Realty”) announced that it completed the purchase, through its wholly-owned subsidiary, Shelby Farms Apartments, LLC, of Colonial Grand at Shelby Farms (“Shelby Farms”) a multifamily property located in Cordova, Tennessee.  NTS Realty purchased the property from an unrelated third party.  NTS Realty paid an aggregate purchase price of $41.0 million to acquire Shelby Farms.  NTS Realty satisfied the purchase price for Shelby Farms with funds obtained from a $27.8 million short-term mortgage loan from the seller and proceeds from our recent Commercial Portfolio sale. NTS Realty obtained a permanent mortgage loan for $26.3 million on August 11, 2008 and subsequently repaid the short-term mortgage loan from the seller.

The accompanying unaudited Pro Forma Consolidated Balance Sheet of NTS Realty is presented as if Colonial Grand at Shelby Farms had been acquired on June 30, 2008.  The unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with the unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2007 and six months ended June 30, 2008 as well as the historical financial statements and notes thereto of NTS Realty reported on Form 10-K for the Year Ended December 31, 2007 and filed March 28, 2008 and Form 10-Q for the six months ended June 30, 2008 and filed August 11, 2008.  In management’s opinion, all adjustments necessary to reflect the acquisition have been made.  The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transaction had been consummated at June 30, 2008, nor does it purport to represent the future position of NTS Realty.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Pro Forma Consolidated Balance Sheet

June 30, 2008

(unaudited)

	Historical Amounts (A)	Shelby Farms (B)	Pro Forma Amounts
ASSETS:
Cash and equivalents	$1,145,790	$-	$1,145,790
Cash and equivalents - restricted	5,559,753	-	5,559,753
Accounts receivable, net	1,232,334	-	1,232,334
Deposits	3,500,000	-	3,500,000
Land, buildings and amenities, net	355,188,354	-	355,188,354
Long-lived assets held for sale	4,710,497	-	4,710,497
Other assets	3,567,886	(279,968)	3,287,918

Total assets	$374,904,614	$(279,968)	$374,624,646

LIABILITIES:
Mortgages and notes payable	$265,589,903	$(279,968)	$265,309,935
Accounts payable and accrued expenses	3,856,271	-	3,856,271
Accounts payable and accrued expenses due to affiliate	754,321	-	754,321
Distributions payable	910,461	-	910,461
Security deposits	928,682	-	928,682
Long-lived liabilities held for sale	244,425	-	244,425
Other liabilities	5,757,819	-	5,757,819

Total liabilities	278,041,882	(279,968)	277,761,914

MINORITY INTEREST	8,041,578	-	8,041,578

COMMITMENTS AND CONTINGENCIES

PARTNERS’ EQUITY	88,821,154	-	88,821,154

Total liabilities and partners’ equity	$374,904,614	$(279,968)	$374,624,646

The accompanying notes to pro forma consolidated balance sheet are an integral part of this statement

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Notes to Pro Forma Consolidated Balance Sheet

 (unaudited)

(A)         Historical Amounts

Represents the consolidated balance sheet of NTS Realty Holdings Limited Partnership (“NTS Realty”) as of June 30, 2008, as contained in the historical financial statements and notes thereto filed on Form 10-Q including the assets and liabilities of Shelby Farms as acquired on June 27, 2008.

(B)         Pro Forma Adjustments

Shelby Farms

Represents the permanent financing of Shelby Farms, which was completed August 11, 2008.  The $26.3 million permanent mortgage loan from Wachovia Multi-Family Capital, Inc., bears annual interest at a fixed rate of 6.025%, and matures September 1, 2018.  The proceeds from this loan were used to repay seller financing initially obtained by NTS Realty. The decrease in other assets and mortgages and notes payable relates to a refund of amounts previously deposited with Wachovia Multi-Family Capital, Inc.  The refund was used to pay down NTS Realty’s revolving note payable.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

The accompanying unaudited Pro Forma Consolidated Statements of Operations of NTS Realty for the year ended December 31, 2007 and six months ended June 30, 2008 are presented as if Shelby Farms had been acquired on January 1, 2007.  The unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with the historical financial statements and notes thereto of NTS Realty reported on Form 10-K for the Year Ended December 31, 2007 and filed March 28, 2008 and Form 10-Q for the six months ended June 30, 2008 and filed August 11, 2008.  The following unaudited Pro Forma Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations would have been for the year ending December 31, 2007 and six months ended June 30, 2008, assuming the above transactions had been consummated on January 1, 2007, nor do they purport to represent the future position of NTS Realty.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2007

(unaudited)

	Historical Amounts (A)	Shelby Farms (B)	Pro Forma Amounts
REVENUE:
Rental income	$39,844,410	$3,151,312	$42,995,722
Tenant reimbursements	1,594,790	-	1,594,790

Total revenue	41,439,200	3,151,312	44,590,512

EXPENSES:
Operating expenses	9,068,352	691,684	9,760,036
Operating expenses reimbursed to affiliate	4,967,150	-	4,967,150
Management fees	2,005,100	157,566	2,162,666
Property taxes and insurance	5,272,547	625,101	5,897,648
Professional and administrative expenses	1,411,276	-	1,411,276
Professional and administrative expenses reimbursed to affiliate	1,732,160	-	1,732,160
Depreciation and amortization	16,226,404	2,853,602	19,080,006

Total operating expenses	40,682,989	4,327,953	45,010,942

OPERATING INCOME (LOSS)	756,211	(1,176,641)	(420,430)

Interest and other income	92,911	-	92,911
Interest expense	(13,388,598)	(1,586,292)	(14,974,890)
Loss on disposal of assets	(69,010)	-	(69,010)
Minority Interest	(1,211,772)	-	(1,211,772)

LOSS FROM CONTINUING OPERATIONS	$(11,396,714)	$(2,762,933)	$(14,159,647)

Loss from continuing operations allocated to limited partners	$(10,681,225)	$(2,589,475)	$(13,270,700)

Loss from continuing operations per limited partnership unit	$(1.00)	$(0.24)	$(1.24)

Number of limited partnership interests	10,666,322	10,666,322	10,666,322

The accompanying notes to pro forma consolidated statements of operations are an integral part of this statement

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Pro Forma Consolidated Statements of Operations

For the Six Months Ended June 30, 2008

(unaudited)

	Historical Amounts (A)	Shelby Farms (B)	Pro Forma Amounts
REVENUE:
Rental income	$21,989,312	$2,211,664	$24,200,976
Tenant reimbursements	758,332	-	758,332

Total revenue	22,747,644	2,211,664	24,959,308

EXPENSES:
Operating expenses	5,152,657	434,377	5,587,034
Operating expenses reimbursed to affiliate	2,544,295	-	2,544,295
Management fees	1,074,703	110,583	1,185,286
Property taxes and insurance	3,283,620	497,332	3,780,952
Professional and administrative expenses	569,302	-	569,302
Professional and administrative expenses reimbursed to affiliate	843,263	-	843,263
Depreciation and amortization	9,081,561	1,234,316	10,315,877

Total operating expenses	22,549,401	2,276,608	24,826,009

OPERATING LOSS	198,243	(64,944)	133,299

Interest and other income	154,292	-	154,292
Interest expense	(6,778,087)	(793,146)	(7,571,233)
Loss on disposal of assets	(82,588)	-	(82,588)
Gain on sale of assets	2,849	-	2,849
Minority Interest	(960,445)	-	(960,445)

LOSS FROM CONTINUING OPERATIONS	$(5,544,846)	$(858,090)	$(6,402,936)

Loss from continuing operations allocated to limited partners	$(5,196,737)	$(804,219)	$(6,000,956)

Loss from continuing operations per limited partnership unit	$(0.49)	$(0.07)	$(0.56)

Number of limited partnership interests	10,666,269	10,666,269	10,666,269

The accompanying notes to pro forma consolidated statements of operations are an integral part of this statement

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Notes to Pro Forma Consolidated Statements of Operations

 (unaudited)

(A)         Historical Amounts

Represents the historical consolidated statement of operations of NTS Realty Holdings Limited Partnership (“NTS Realty”) for the year ended December 31, 2007, as contained in the historical financial statements and notes thereto as filed on Form 10-K, and for the six months ended June 30, 2008 as contained in the historical financial statements and notes thereto as filed on Form 10-Q.

(B)         Pro Forma Adjustments

Shelby Farms

Represents the pro forma revenue and expenses for the year ended December 31, 2007 and six months ended June 30, 2008 attributable to the acquisition of Colonial Grand at Shelby Farms (“Shelby Farms”) as if the acquisition had occurred on January 1, 2007 and includes the prior owners’ operating results through June 26, 2008.  The unaudited Pro Forma Statement of Operations reflects the financing of Shelby Farms acquisition using the proceeds of the sale of our Commercial Portfolio through the use of a tax deferred 1031 exchange. Management fees expensed represents the amount of fees that would have been paid under NTS Realty’s management agreement with NTS Development Company.  Interest expense is attributable to our permanent financing of approximately $26.3 million on Shelby Farms.  The debt bears annual interest at a fixed rate of 6.025%, requires monthly payments of interest only through September 2011, monthly payments of principal and interest of $158,276 through September 1, 2018, and will have a remaining balance due of approximately $23.7 million at maturity.  Depreciation and amortization expense relates to the aggregate purchase price of approximately $41.0 million less a preliminary allocation to land of approximately $2.8 million and is calculated as follows:

	Basis	Approximate Pro Forma Depreciable Life	For the Year Ended December 31, 2007	For the Six Months Ended June 30, 2008
ASSETS:
Building	$30,578,239	30 Years	$1,019,275	$509,637
Furniture, fixtures and equipment	7,246,793	5 Years	1,449,359	724,679
In-place leases	384,968	1 Year	384,968	-

Total	$38,210,000		$2,853,602	$1,234,316